EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), effective as of April 30, 1998, is entered into by and among Onsite Energy Corporation, a Delaware corporation ("Onsite"), Lighting Technology Services, Inc., a California corporation ("LTS") (together, Onsite and LTS shall be referred to herein as the "Company"), and Russell William Royal ("Employee"), in consideration of the mutual promises and covenants made herein.

                              ARTICLE 1
                 EMPLOYMENT AND TERM OF EMPLOYMENT

     1.1 EMPLOYMENT AND TERM. The Company hereby employs Employee to render full-time services to the Company on an exclusive basis, upon the terms and conditions set forth below, from the effective date of this Agreement until the employment relationship is terminated in accordance with the provisions of this Agreement. This Agreement shall terminate on March 31, 2000, unless terminated earlier as provided for herein (the "Employment Term").

     1.2 ACCEPTANCE. Employee hereby accepts employment with the Company and agrees to devote his full-time attention and best efforts exclusively to rendering the services described below. Subject to Section 4.4 of the Agreement of Purchase and Sale of Stock dated as of April 1, 1998 among Onsite, Employee and Keith Aldrich (the "Stock Purchase Agreement"), the Employee shall accept and follow the direction and authority of the Board of Directors of LTS (the "Board") in the performance of his duties, and shall comply with all existing and future regulations applicable to employees of the Company and to the Company's business.

                             ARTICLE 2
                        DUTIES OF EMPLOYEE

     2.1 GENERAL DUTIES. Employee shall serve as President and Chief Operating Officer of LTS. In his capacity as President and Chief Operating Officer of LTS, Employee shall do and perform all services, acts, or other things necessary or advisable to manage and conduct the business of LTS, including but not limited to the supervision, direction and control of the business and other employees of LTS, subject to the policies and direction of the Board and Section 4.4 of the Agreement of Purchase and Sale of Stock. Employee shall have all powers, duties, and responsibilities necessary to carry out his duties, and such other powers and duties as the Board may prescribe consistent with LTS's Certificate and Bylaws, including those set forth on Schedule A to this Agreement.


<PAGE2>


     2.2 EXCLUSIVE SERVICES. It is understood and agreed that Employee may not engage in any other business activity during the term of his employment hereunder, whether or not for profit or other remuneration, without the prior written consent of the Board, except as set forth in Schedule B to this Agreement. Further, Employee shall not directly or indirectly acquire any stock or interest in any corporation, partnership, or other business entity that competes, directly or indirectly, with the business of the Company.

     2.3 REPORTING OBLIGATIONS. In connection with the performance of his duties hereunder, unless otherwise instructed by the Board, the Employee shall report directly to the Board.

                             ARTICLE 3
               COMPENSATION AND BENEFITS OF EMPLOYEE

     3.1 ANNUAL BASE SALARY. The Company shall pay the Employee salary for the services to be rendered by him during the term of this Agreement at the rate of $125,000 annually (prorated for any portion of a year), subject to increases, if any, as the Board may determine in its sole discretion after periodic review of the Employee's performance of his duties hereunder, LTS's net income contribution to Onsite's consolidated financial statements and the compensation of Onsite executives.

     3.2 STOCK OPTIONS. Beginning in January 1999, Employee shall be eligible to participate in the Company's Stock Option Plan, subject to (a) the grant of options by the Compensation Committee of Onsite's Board of Directors, at its sole discretion, and (b) the Employee's execution of all documents customarily required by the Company to effect the grant of options.

     3.3 PARTICIPATION IN BONUS POOL. Beginning in January 1999, Employee shall be eligible to participate in the Company's Bonus Pool, consistent with other Onsite executives, subject to the review and approval of the Compensation Committee of Onsite's Board of Directors, at its sole discretion.

     3.4 EXPENSES. LTS shall pay or reimburse the Employee for all reasonable, ordinary, and necessary business expenses actually incurred or paid by Employee in the performance of Employee's services under this Agreement in accordance with the expense reimbursement policies of the Company in effect from time to time during the Employment Term, upon presentation of proper expense statements or vouchers or such other written supporting documents as the Company may reasonably require.

     3.5 VACATION. Employee shall be entitled to three weeks paid vacation for each calendar year (prorated for any portion of a year, as applicable), such vacation to accrue at the rate of ten hours per month. It is agreed that Employee has three weeks of accrued vacation on the date of this Agreement. Notwithstanding anything to the contrary in this


<PAGE3>


Agreement, vacation time shall cease to accrue beyond six weeks at any given time during the Employment Term.

     3.6 CAR ALLOWANCE. LTS shall pay Employee $600 per month for non-accountable transportation costs, including insurance, repair and maintenance and fuel expenses, to be incurred or paid by Employee in the performance of Employee's services under this Agreement.

     3.7 GENERAL EMPLOYMENT BENEFITS. Except where expressly provided for herein, Employee shall be entitled to participate in, and to receive the benefits under, any pension, health, life, accident, and disability insurance plans or programs and any other employee benefit or fringe benefit plans that LTS makes available generally to its employees, as the same may be in effect from time to time during the Employment Term.

     3.8 REPAYMENT OF LTS LOANS. In addition to his other compensation hereunder, during the term of this Agreement and any extensions thereof, and so long as Employee remains an employee of the Company outside this Agreement, LTS, at the request of Employee, shall pay Employee a bonus in an amount sufficient to discharge the shareholder loan payments due from Employee to LTS in any year, set forth below, and payment of all unpaid interest accrued thereon after December 31, 1997, grossed up for taxes. If requested, the December 1998 bonus shall be accounted for on the books and records of LTS and any impact will be considered when the Company's Board reviews the performance of LTS for the earn-out under the Stock Purchase Agreement and other business purposes.

     These loans have been made pursuant to a Promissory Note, which shall remain in effect, which accrues interest at 10% per annum. Following are the certain loan repayments contemplated by this Section 3.08:

          December 1998: $     7,638.08
          December 1999:      15,276.18
          December 2000:      22,914.27
          December 2001:      30,552.36
          December 2002:      38,190.50

          Total:         $   114,571.38

     3.9 CONTINUATION OF BONUSES FOR LTS LOANS. Following and notwithstanding the termination or expiration of this Agreement or of Employee's employment by the Company outside of this Agreement, LTS shall issue Employee an annual severance payment in an amount sufficient to discharge certain shareholder loan payments due from Employee to LTS in any year, set forth above, grossed up for taxes, if Employee's employment by the Company is terminated or not extended, due to death, disability, change of control, or otherwise (whether or not the employment is "at will") is terminated by the Company without cause, as defined in Section 4.02.


<PAGE4>


                              ARTICLE 4
                     TERMINATION OF EMPLOYMENT

     4.1  TERMINATION.   This  Agreement   may  be  terminated  earlier  as
provided for in this Article 4, or extended by further written agreement of the parties.

     4.2  TERMINATION  FOR  CAUSE.   The  Company  reserves  the  right  to
terminate this Agreement for cause upon: (a) Employee's willful and continued failure to substantially perform his duties with the Company (other than such failure resulting from his incapacity due to physical or mental illness) after there is delivered to Employee by the Board, acting reasonably and in good faith, a written demand for substantial performance which sets forth in detail the specific respects in which the Board believes Employee has not performed his duties, and giving Employee not less than 60 days to correct the deficiencies specified in the written notice; (b) Employee's willful engagement in gross misconduct as determined by the Board which is materially and demonstrably injurious to the Company; or (c) Employee's commission of a felony, or an act of fraud against the Company or its affiliates. Upon termination for cause, Employee shall not be entitled to any severance benefits.

     4.3 TERMINATION WITHOUT CAUSE. Notwithstanding anything to the contrary in this Agreement, the Company reserves the right to terminate this Agreement at any time without cause, subject to the express terms and provisions below.

     If  Employee  is  terminated  without cause, Employee shall be paid  a severance amount equal to the Employee's then monthly base salary multiplied by the number of months remaining in the Employment Term on the date of termination ("Termination Date") and pursuant to Section 3.09.

     4.4 VOLUNTARY TERMINATION BY EMPLOYEE. Notwithstanding anything to the contrary in this Agreement, Employee may terminate this Agreement at any time upon 90 days written notice to the Company. If Employee voluntarily terminates employment, Employee shall not be entitled to any severance benefits.

     4.5 CHANGE IN CONTROL. If there is a "change in control" in the Company during the Employment Term, then this Agreement may be terminated by either party, effective as of the date the change in control, as if there was a termination without cause in accordance with Section 4.03. For the purposes of this Section 4.05, a "change in control" shall mean an event involving one transaction or a related series of transactions, in which: (1) (i) the Company issues securities equal to 50% or more of the issued and outstanding capital stock of the Company, calculated on a fully-diluted basis, to any individual, firm, partnership or other entity, including a "group" within the meaning of Section 13 (d)(3) of the


<PAGE5>


Securities Exchange Act of 1934 ("the Exchange Act"); (ii) the Company is acquired in a merger or other business combination in which the Company is not the surviving corporation, or (iii) 50% or more of the Company's consolidated assets or earning power are sold or transferred AND (2)
Employee is no longer President and Chief Operating Officer of LTS fulfilling the duties set forth in Section 2.01.

     4.6  DISABILITY.    If   Employee   becomes  permanently  and  totally
disabled, this Agreement shall be terminated. If the Company has an insurance policy in force with respect to Employee's permanent or total disability, the definition and determination of permanent or total disability thereunder shall govern. If no such policy is in force, the following definition and determination shall apply: Inability of Employee, because of injury or sickness, to engage in Employee's regular duties hereunder which has lasted or can be expected to last for a continuous
period  of  not  less  than three  months.   This determination shall be
made as follows.

     The Company shall, at its own expense, have a physician of its choosing (the "First Physician") examine Employee. If Employee disagrees with the opinion of the First Physician, he may engage at his own expense another physician (the "Second Physician"). The Second Physician shall confer with the First Physician and, if they together agree in writing that Employee is or is not permanently or totally disabled, their written opinion shall conclusive as to such disability. If the First and Second Physician do not agree, they shall choose a third consulting physician (the expense of which shall be borne by the Company), and the written opinion of a majority of these 3 physicians shall be conclusive as to such disability. The date of any written opinion that is conclusive as to such disability is the date on which such disability, if that is the conclusion, will be deemed to have occurred.

     In signing this Agreement, Employee consents to such examination, to furnish any medical information requested by any examining physician, and to waive any applicable physician-patient privilege that may arise because of such examination. All physicians must be board-certified in the specialty most closely related to the nature of the disability alleged to exist.

     For purposes of this Agreement, the term disability does not include any disability for which the Company can make reasonable accommodation, as the term "reasonable accommodation" is defined by the Americans with Disabilities Act and the cases construing that Act.

     4.7 DEATH. If Employee dies during the term of this Agreement, this Agreement shall be terminated thirty days after his death.

     4.8 EFFECT OF TERMINATION. Except as expressly provided for in this Agreement, the termination of employment shall not excuse any obligation that accrued prior to termination, nor shall termination excuse the performance of any obligation which is required to be performed after


<PAGE6>


termination.   Any   such  obligation  shall  survive  the  termination  of
employment and this Agreement.

                             ARTICLE 5
             COVENANTS AND REPRESENTATIONS OF EMPLOYEE

     5.1 NON-COMPETITION. Employee acknowledges that he will have access at the highest level to, and the opportunity to acquire knowledge of, the Company's customer lists, customer needs, business plans, trade secrets, and other confidential and proprietary information from which the Company may derive economic or competitive advantage, and that he is entering into the covenants and representations in this Article 5 in order to preserve the goodwill and going concern value of the Company, and to induce the Company to enter into this Agreement. During the Employment Term, Employee will not work for or assist directly or indirectly any competitor of the Company.

     5.2 CONFIDENTIAL INFORMATION. During the Employment Term and for five years thereafter, the Employee agrees to keep secret and to retain in the strictest confidence all confidential matters which relate to the Company or its "affiliates" (as that term is defined in the Exchange Act), including, but not limited to, customer lists, client lists, trade secrets, pricing lists, business plans, financial projections and reports, business strategies, internal operating procedures, and other confidential business information from which the Company derives an economic or competitive advantage, or from which the Company might derive such advantage in its business, whether or not labeled "secret" or "confidential." This paragraph will not apply to disclosure of such information required by court order or applicable laws or to information which through no fault of Employee has become generally known or available to the public, which has been furnished to the Employee by a third party without violating any duty to the Company, or which has been developed independently by Employee without the use of any such confidential information of the Company.

     5.3 NON-SOLICITATION OF CUSTOMERS. During the Employment Term, the Employee will have access to confidential records and data pertaining to the Company's customers, their needs, and the relationship between the Company and its customers. Such information is considered secret and is disclosed during the Employment Term in confidence. Accordingly, during the Employment Term and for one year thereafter, the Employee and any entity controlled by him or with which he is associated (as the terms "control" and "associate" are defined in the Exchange Act) shall not, directly or indirectly, solicit for a competitive purpose, interfere with, induce or entice away any person or entity that is or was a client, customer or agent of the Company or its affiliate (as the term "affiliate" is defined in the Exchange Act).

     5.4 NON-SOLICITATION OF EMPLOYEES. The Employee and any entity controlled by him or with which he is associated (as the terms "control" and "associate" are defined in the Exchange Act) shall not, during the Employment Term and for one year thereafter, directly or indirectly,


<PAGE7>


solicit, interfere with, hire, offer to hire or induce any person who is or was an officer or employee of the Company or any affiliate (as the term "affiliate" is defined in the Exchange Act) (other than secretarial personnel) to discontinue his relationship with the Company, or affiliate of the Company, in order to accept employment by, or enter into a business relationship with, any other entity or person. (These acts are hereinafter referred to as the "prohibited acts of solicitation.") The foregoing restriction and Section 5.03, however, shall not apply to any business with which Employee may become associated after the Employment Term so long as the prohibited acts of solicitation taken by such business are not as a result of the active participation or involvement, direct or indirect, by the Employee.

     5.5 RETURN OF PROPERTY. Upon termination of employment, and at the request of the Company otherwise, the Employee agrees to promptly deliver to the Company all Company or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media, and other documents (including extracts and copies thereof) relating to the Company or its affiliate, and all other property of the Company, provided that he may retain copies solely for and as reasonably required for his compliance with applicable laws.

     5.6 INVENTIONS. Subject to Sections 2870 through 2872 of the California Labor Code, all processes, inventions, patents, copyrights, trademarks, and other intangible rights that may be conceived or developed by the Employee, either alone or with others, during the Employment Term, whether or not conceived or developed during Employee's working hours, and which are related to the Company's business, shall be the sole property of the Company. Employee shall execute all documents, including patent applications and assignments, required by the Company to establish the Company's rights under this provision.

     5.7 REPRESENTATIONS. The Employee represents and warrants to the Company that he has full power to enter into this Agreement and perform his duties hereunder, and that his execution and delivery of this Agreement and the performance of his duties shall not result in a breach of, or constitute a default under, any agreement or understanding, whether oral or written, including, without limitation, any restrictive covenant or confidentiality agreement, to which he is a party or by which he may be bound.

                             ARTICLE 6
                     MISCELLANEOUS PROVISIONS

     6.1 NOTICES. All notices or other communications required hereunder shall be in writing and shall be sufficient in all respects and shall be deemed delivered after 3 days if sent via registered or certified mail, postage prepaid; the next day if sent by overnight courier service; or one business day after transmission, if sent by facsimile to the following (or at such other address for a party as shall be specified by like notice):


<PAGE8>


     To the Employee:

               Russell William Royal
               19729 Clancy Lane
               Huntington Beach, CA  92646

     To the Company:

               Onsite Energy Corporation
               701 Palomar Airport Road, Ste. 200
               Carlsbad, CA  92009
               Attn:  Richard T. Sperberg

     6.2  NO ASSIGNMENT.   This Agreement,  and  the rights and obligations
of the parties, may not be assigned by either party without the prior written consent of the other party.

     6.3  APPLICABLE  LAW.   This  Agreement  and  the relationships of the
parties in connection with the subject matter of this Agreement shall be governed by, and construed under, the laws of the State of California.

     6.4 ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements or understandings of the parties, either oral or written, with respect to this employment of Employee by the Company, and contains the complete and final agreement and understanding of the parties with respect thereto. Employee acknowledges that no representation, inducements, promises, or agreements, oral or otherwise, have been made by the Company or any of its officers, directors, employees or agents, which are not expressed herein, and that no other agreement shall be valid or binding on the Company.

     6.5 WITHHOLDING TAXES. All amounts payable under this Agreement, whether such payment is to be made in cash or other property, including, without limitation, stock of the Company, shall be subject to withholding for Federal, state, and local income taxes, employment and payroll taxes, and other legally required withholding taxes and contributions to the extent legally required, and the Employee agrees to report all such amounts properly on his personal income tax returns and for all other purposes, as called for.

     6.6 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remaining provisions and terms of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent and, to the full extent permitted by law, any provision or restrictions found to be invalid shall be amended with such modifications as may be necessary to cure such invalidity, and such restrictions shall apply as so modified, or if such provisions cannot be amended, they shall be deemed severable from


<PAGE9>


the remaining provisions and the remaining provisions shall be fully enforceable in accordance with law.

     6.7 EFFECT OF WAIVER. The failure of either party to insist on strict compliance with any provision of this Agreement by the other party shall not be deemed a waiver of such provision or a relinquishment of any right thereunder, nor shall it affect the validity of this Agreement nor prevent enforcement of such provision or any similar provision, at any time.

     6.8 BINDING ARBITRATION. Any claim, dispute, or controversy arising out of this Agreement, or breach thereof, shall be resolved by submission to binding arbitration.

          (a) Arbitration Notice. The arbitration shall commence upon any party sending to any other party to this Agreement a notice in writing (the "Arbitration Notice") demanding arbitration and specifying the issue(s) to be arbitrated and all relief sought (the "Arbitration Matter").

          (b)  Selection of Arbitrators.

               (i) The parties, or their legal representatives, may agree in writing upon a sole arbitrator.

               (ii) In the event they cannot so agree each side shall, within fifteen (15) days after the giving of the Arbitration Notice, furnish a list of acceptable arbitrators consisting of attorneys at law. From the combined lists of acceptable arbitrators, each side may reject all but one arbitrator. The remaining acceptable arbitrators shall constitute a new list and the process shall be repeated until three (3) acceptable arbitrators are designated who shall constitute the "Arbitration Panel."

               (iii) If three (3) acceptable arbitrators are not appointed within thirty (30) days after giving the Arbitration Notice, the Superior Court of the State of California for the County of San Diego shall, upon the filing of a petition by any of the parties hereto pursuant to the provisions of California Code of Civil Procedure Section 1281.6 (or any successor section), and after a hearing at which all parties are afforded an opportunity to be present and be heard, select a third neutral arbitrator, from a list of five (5) persons obtained by the court from the parties jointly or, if they cannot agree, from the San Diego County office of the American Arbitration Association, to join each of the party-appointed arbitrators resulting from Section 6.08(b)(ii) above to constitute the Arbitration Panel.

          (c) Books and Records. The parties agree to make available to the Arbitration Panel all books, records, schedules, and other information requested by it. Such matters are to be made available to the Arbitration Panel at such times as are deemed necessary by it to make its decision as herein provided. The Arbitration panel shall have all those powers set forth in Section 1282.6 of California Code of Civil Procedure including,


<PAGE10>


but not limited to, those powers relating to the production of books, records, documents and other evidence.

          (d) Discovery. The parties may conduct such discovery, and the Arbitration Panel shall have such discovery powers, as are set forth in the California Code of Civil Procedure Section 1283.05. The Arbitration Panel shall be empowered to grant all provisional relief permitted by the California Code of Civil Procedure. In addition to all other arbitration rights hereby provided, the provisions of Sections 1282.2, 1282.4 and 1282.6 of the California Civil Code shall apply. In addition to any and all arbitration rights hereby provided, the arbitration proceedings and discovery shall be conducted pursuant to Sections 1282 et seq. of California Code of Civil Procedure, including, without limitation, the provisions of Sections 1282.2, 1282.4, 1283 and 1283.5.

          (e) Enforcement. Enforcement of the Arbitration Panel's award shall be effected pursuant to California Civil Code Sections 1281 et seq. However, the provisions of California Code of Civil Procedure Section 1281.8 shall not apply and the Arbitration Panel shall be specifically empowered to grant all provisional remedies permitted under the California Code of Civil Procedure.

          (f) Location. The arbitration shall take place in the County of San Diego, State of California, at a time and place selected by the Arbitration Panel. Notice in writing of such time and place shall be given by the Arbitration Panel to each party at least thirty (30) days prior to the date so fixed.

          (g) Time Periods. The Arbitration Panel shall diligently, expeditiously, and in good faith hear and decide the Arbitration Matter under consideration, within the limits and subject to the standards set forth in this Agreement. In any event, such decision shall be rendered not later than thirty (30) days after the arbitration hearing is conducted.
(i) If there is only one (1) arbitrator, his/her decision shall be final and binding. (ii) If there are three (3) arbitrators, the agreed decision of any two (2) of them shall be final and binding. (iii) If a neutral third arbitrator was appointed pursuant to Section 6.08(b)(iii) above, and the two (2) party-appointed arbitrators are unable to agree upon a decision, the decision of the neutral third arbitrator shall be final and binding.

          The Arbitration Panel shall prepare an award in writing which reflects the final decision of the Arbitration Panel and a copy of same shall be delivered to each party hereto. Judicial confirmation, correction, or vacation of the decision of the Arbitration Panel shall be sought only in the San Diego County Superior Court, which judgment may be enforced and shall be accorded full faith and credit in any court of competent jurisdiction, including any jurisdiction in which is located any real property which is the subject matter of the dispute.


<PAGE11>


          (h)  Binding Effect.   The  arbitration  award  shall  be  final,
conclusive and binding on all parties thereto and shall be non-appealable. The costs of the arbitrators shall be borne by the losing party.

     6.9 ATTORNEYS FEES. In the event of any action, suit, arbitration or dispute arising out of this Agreement, or the parties' performance as outlined herein, the prevailing party shall be entitled to an award of costs, including an award of reasonable attorneys' fees.

     6.10 COUNTERPARTS.   This  Agreement  may  be  executed in one or more
counterparts, each of which when taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

THE COMPANY:                  ONSITE ENERGY CORPORATION


                              By:  RICHARD T. SPERBERG
                                   Richard T. Sperberg
                                   Chief Executive Officer

                              LIGHTING TECHNOLOGY SERVICES, INC.


                              By:  RICHARD T. SPERBERG
                                   Richard T. Sperberg
                                   Chief Executive Officer


EMPLOYEE:                     By:  RUSSELL WILLIAM ROYAL
                                   Russell William Royal